Brownie’s Purchases Factory Building

FOR RELEASE on February 28, 2007 at 9:30am (Market Open)

FT. LAUDERDALE, FL - On Thursday February 22, 2007, United Companies subsidiary Trebor Industries, Inc. dba Brownie’s Third Lung (OTC BB: UCPJ) purchased its long-time factory and warehouse building. For many years, this 15,000+ square-foot factory has housed Brownie’s fabrication, design, engineering, marketing, sales and accounting departments. Located near downtown Fort Lauderdale, this location offers access to one of the world’s premiere yachting hubs.

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Forward Looking Statements

Statements about the company's future expectations, including revenues and earnings and all other statements in this press release other than historical facts are "forward looking statements" within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange act of 1934, and as the term defined in the Private Litigation Reform Act of 1995. The Company's actual results could differ materially from expected results. The company undertakes no obligation to update forward looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comments made within this release the company will appropriately inform the public.

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